UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2019

RMD ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1701678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jl. Gaharu No.2B, Graha Harmoni Building, 5th Floor,

Kota Medan, Sumatera Utara, 20235, Indonesia

(Address of principal executive offices)

+6261-80512888

(Issuer’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective as of August 1, 2019, Mr. Rudi Hudaya has resigned as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of RMD Entertainment Group (the “Company”).

Effective as of August 1, 2019, Mr. Stevens has resigned as the Chief Marketing Officer and Director of the Company.

Effective as of August 1, 2019, Mr. Jovianto has resigned as Chief Marketing Officer, Treasurer and Director of the Company.

Appointment of Directors and Officers

Effective as of August 1, 2019, the Board of Directors (the “Board”) of the Company appointed Mr. Seng Yeap Kok to serve as its Chief Executive Officer and Mr. Lau Chew Chye to serve as its Director Chief Financial Officer.

Mr. Seng Yeap Kok, age 43, has spent a total of over 15 years in the financial industry for the corporate sector as an expert in the financial industry, particularly in Private Banking, Insurance, Pre IPO, Financial Engineering and Corporate Acquisition & Merger transactions. He also has significant marketing experience through working in multinational corporations including Great Eastern Life Assurance Berhad, Prudential Assurance Berhad, Pacific Unit Trust Berhad, and as a legal professional will writer in Rockwill Sdn Bhd. in 2013. He is a Life Insurance Practitioner with the qualification obtained from the Malaysia Insurance Institute. Currently, Mr. Seng Yeap Kok serves as a Director of ELG Bank Limited, the Executive Chairman for EXSULAR Insurance Corporation Limited, and the Managing Director of NobleCorp Asset Management Ltd. Mr. Seng Yeap Kok graduated from the Global University (GULL), USA with a Masters in Finance and Management.

Mr. Lau Chew Chye, age 44, has served as the Deputy General Director of Asia Trade City Development Co., Ltd and in that capacity, was involved in a development project of Vietnam-Singapore Industries Park and the planning, implementation and operations of Asia Trade City Project. Currently, he is associated with GIC Land (HK) Co. Limited where he works on project management consultancy, mobile airtime services, and money remittance services. Mr. Lau Chew Chye holds a Bachelor’s Degree in Accountancy from the Association of International Accountants in the UK and a Master of Business Administration from Honolulu University.

There are currently no employment agreements or compensation arrangements with the new officers. The Company will negotiate and determine the terms of compensation for Mr. Seng Yeap Kok and Mr. Lau Chew Chye at a future date.

Neither Mr. Seng Yeap Kok nor Mr. Lau Chew Chye has any family relationships with any director or other executive officer of the Company. There are no transactions between the Company and Mr. Seng Yeap Kok or Mr. Lau Chew Chye that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RMD Entertainment Group, Inc.

Dated: August 6, 2019

By: /s/ Seng Yeap Kok

Seng Yeap Kok

Chief Executive Officer

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